CERTIFICATE OF THE INSPECTOR OF ELECTION

PERFORMANCE FUNDS TRUST

Money Market Fund
Short Term Government Income Fund
Intermediate Term Income Fund
Large Cap Equity Fund
Mid Cap Equity Fund
Leaders Equity Fund
Strategic Dividend Fund
Advisor Growth Portfolio
Advisor Moderate Portfolio
Advisor Conservative Portfolio

January 31, 2005
	I, Todd Throop, duly appointed and qualified to act as the Inspector of Election in connection with the tabulation of the shareholder votes rendered at the Special Meeting of Shareholders of the Performance Funds Trust (the "Funds") held at the offices of BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio, on January 31, 2005 at 11:00 a.m. (the "Special Meeting"), do hereby certify as follows:

	1.	That the transfer agent determined the number of shares of
stock outstanding on the Funds' records as of the close of business on December 3, 2004, the number of shares represented at the Special Meeting, and the authenticity, validity and effectiveness of proxies, and counted and tabulated all proxies; that I determined the existence of a quorum with respect to Funds and the result of the Proposals submitted to shareholders at the Special Meeting and did such acts as were proper to conduct the vote with fairness to all shareholders; and that I performed my duties impartially and in good faith.

	2.	The total number of shares of beneficial interest of each Fund entitled to vote at the Special Meeting was:

Proposal 1:		577,737,700.816

Proposal 2:		4,758,404.678

The number of shares of beneficial interest of the Funds represented in person or by proxies received with respect to the Special Meeting and not revoked at or prior to the Special Meeting was 227,318,838.555 for Proposal 1 and 4,291,719.801 for Proposal 2.


Proposal 1:	The election of five Trustees of the Trust.

The number of shares of beneficial interest of the Funds and the manner in which they were cast at the Special Meeting were as follows:


Walter P. Neely
				% of		% of
				Outstanding	Shares
		No.of Shares	Shares		Voted
FOR:		227,313,985.375	39.346%		99.998%
WITHHELD:	4,853.180	0.000%		0.002%
TOTAL:		227,318,838.555	39.346%		100.00%

Joe J. Powell III
				% of		% of										Outstanding	Shares
		No. of Shares	Shares		Voted
FOR:		227,313,985.375	39.346%		99.998%
WITHHELD:	4,853.180	0.000%		0.002%
TOTAL:		227,318,838.555	39.346%		100.00%

James Harold Daughdrill, III
				% of		% of										Outstanding	Shares
		No. of Shares	Shares		Voted
FOR:		227,314,667.309	39.346%		99.998%
WITHHELD:	4,171.246	0.000%		0.002%
TOTAL:		227,318,838.555	39.346%		100.00%

Shirley F. Olsen
				% of		% of										Outstanding	Shares
		No. of Shares	Shares		Voted
FOR:		227,313,985.375	39.346%		99.998%
WITHHELD:	4,853.180	0.000%		0.002%
TOTAL:		227,318,838.555	39.346%		100.00%

Walter B. Grimm
				% of		% of
				Outstanding	Shares
		No. of Shares	Shares		Voted
FOR:		224,593,148.309	38.875%		98.801%
WITHHELD:	2,725,690.246	0.471%		1.199%
TOTAL:		227,318,838.555	38.516%		100.00%



Proposal 2:	(FOR THE LEADERS EQUITY FUND SHAREHOLDERS ONLY) To approve a change to the Leaders Equity Fund's fundamental investment restriction regarding diversification.

	The number of shares of beneficial interest of the Leaders Equity Fund and the manner in which they were cast at the Special Meeting were as follows:

					% of		% of										Outstanding	Shares								No. of Shares	Shares		Voted
FOR:			7,166,258.353	87.556%		97.077%
AGAINST:		0.00		0.00%		0.00%
ABSTAINING:		21.448		0.00%		0.00%
BROKER NON-VOTES	125,440.000	2.636%		2.923%
TOTAL:			4,291,719.801	90.192%		100.00%

	3.	The above votes represent the affirmative vote of a plurality of all outstanding shares of the Trust represented in person or by proxy and entitled to vote.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 31st day of January, 2005



Todd Throop
Inspector of Election